UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

Signature Exploration and Production Corp.

(Exact name of Registrant as specified in its charter)

____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

___________________________

3200 Southwest Freeway, Ste 3300

Houston, Texas 77027

Phone: (888) 895-3594

Fax: (888) 800-5918

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

___________________________

NA

(Former name, former address and former fiscal year, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2012, Alan Gaines resigned his positions as Chief Executive Officer, Chairman of the Board and Director of Signature Exploration and Production Corp. (the “Company”). This resignation terminates the Employment Agreement signed on May 2, 2011.

Also, on the same date, Amiel David resigned his position as Chief Operating Officer of the Company. This resignation terminates the Employment Agreement signed on May 2, 2011.

The 24,024,826 shares of restricted stock issued and held by the Company in accordance with Mr. Gaines’ and Mr. David’s Employment Contracts have been canceled by the Company. This will leave 8,501,104 shares of the Company’s common stock issued and outstanding.

On the same date, the Board of Directors appointed Steven Weldon Chief Executive Officer and Chairman of the Board. Mr. Weldon currently serves as a Director and Chief Financial Officer and will remain in that capacity. Mr. Weldon’s employment contract and compensation remains unchanged.

Mr. Weldon has served as our Director and our Chief Financial Officer since December 2005.  Mr. Weldon is a certified public accountant and is licensed to practice in the state of Florida. Prior to joining Signature Exploration and Production Corp., Mr. Weldon was the Tax Manager for Westgate Resorts, Ltd., a timeshare developer, from July 2000 to February 2006. From September 2005 to November 2007, Mr. Weldon served as the Chief Financial Officer of Inverted Paradigms Corp., a publicly traded software developer. Mr. Weldon was an adjunct professor at Florida Southern College from 2002 to 2005. Since May 2005, Mr. Weldon has served as the president, sole stockholder and director of Viking Financial Solutions, LLC, a public accounting firm providing tax, accounting, and consulting services. Mr. Weldon received his Bachelor of Science degree and his Masters in Business Administration from Florida Southern College.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: April 20, 2012	By:	/s/ Steven Weldon
Steven Weldon
Chief Executive Officer and Director